                           SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange
                                  Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       LEARNING TREE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
        (Set forth the amount on which filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    5)  Total fee paid:

        ------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid: _______________________________________________
    2)  Form Schedule or Registration Statement No.: __________________________
    3)  Filing Party:__________________________________________________________
    4)  Date Filed: ___________________________________________________________

                        Learning Tree International, Inc.
                            6053 W. Century Boulevard
                          Los Angeles, California 90045


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held on Monday, March 4, 2002



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Learning Tree International, Inc. will be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045 on Monday, March 4, 2002, at 10:00 a.m. local time for the following purposes as more fully described in the accompanying Proxy Statement:

     1.   To elect two Class I directors for a term of three years.

     2.   To approve the amendment of the 1999 Stock Option Plan.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 18, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. Only stockholders at the close of business on the record date are entitled to vote at the Annual Meeting.

     Accompanying this Notice are a Proxy and Proxy Statement. If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please complete, sign and date the accompanying proxy and return it promptly in the enclosed postage paid envelope. The proxy may be revoked at any time prior to its exercise at the Annual Meeting.

                               By Order of the Board of Directors,

                               /s/ DAVID C. COLLINS

                               David C. Collins, Ph.D.
                               Chairman of the Board and Chief Executive Officer

January 25, 2002

                       LEARNING TREE INTERNATIONAL, INC.
                          6053 West Century Boulevard
                        Los Angeles, California  90045


                                PROXY STATEMENT

                                 INTRODUCTION

     This Proxy Statement is furnished to the stockholders of Learning Tree International, Inc., a Delaware corporation ("Learning Tree") in connection with the solicitation of proxies on behalf of the Board of Directors of Learning Tree. The proxies solicited hereby are to be voted at the Annual Meeting of the Stockholders of Learning Tree to be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045 on March 4, 2002 at 10:00 a.m. Pacific Standard Time and at any and all adjournments thereof (the "Annual Meeting").

     At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

     1.   To elect two Class I directors for a term of three years.

     2. To approve the amendment of the 1999 Stock Option Plan to increase the number of shares available under that plan.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     A form of proxy is enclosed. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. The Learning Tree Board of Directors recommends that stockholders vote "FOR" the election of the nominees for the Board of Directors named below and "FOR" the amendment of the 1999 Stock Option Plan. Unless a proxy directs otherwise, the shares represented by each properly executed unrevoked proxy will be voted in accordance with these recommendations. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

     Any proxy given may be revoked at any time prior to its exercise by filing, with the Secretary of Learning Tree, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about January 25, 2002. Learning Tree intends to solicit proxies primarily by mail. However, directors, officers, agents and employees of Learning Tree may communicate with stockholders, banks, brokerage houses and others by telephone, email, in person or otherwise to solicit proxies. Additionally, Learning Tree intends to post this Proxy Statement on its website for public review. Learning Tree has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option to do so.

     All expenses incurred in connection with this solicitation will be borne by Learning Tree. Learning Tree requests that brokerage houses, nominees, custodians, fiduciaries and other like parties forward the soliciting materials to the underlying beneficial owners of Learning Tree's Common Stock. Learning Tree will reimburse reasonable charges and expenses in doing so.


                 VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Outstanding Shares; Record Date

     Only holders of record of Learning Tree's voting securities at the close of business on January 18, 2002, (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 18,984,329 shares of Learning Tree's Common Stock were issued and outstanding. Holders are entitled to one vote at the Annual Meeting for each share of Common Stock held which was issued and outstanding as of the Record Date.

     The presence, in person or by proxy, of stockholders holding at least a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of the Common Stock of Learning Tree as of January 2, 2002 by (i) each person or entity known by Learning Tree to own beneficially more than 5% of the outstanding Common Stock,
(ii) each of Learning Tree's directors, (iii) each of the persons named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                                            Common Stock/(1)/
                                                                            ----------------------------------------------
                                                                                 Number of                  Percent of
     Name and Address of Owner                                                    Shares                      Class
     -------------------------                                                    ------                      -----
     David C. Collins/(1)(2)(3)(4)/....................................          4,313,110                    24.0%
     Eric R. Garen/(2)(5)/.............................................          3,910,030                    20.6%
     Gary R. Wright/(1)/...............................................            252,900                     1.3%
     Mary C. Adams/(1)(3)(4)/..........................................          4,313,110                    24.0%
     James E. Furlan/(1)/..............................................            154,166                       *
     Matthew Juechter/(1)/.............................................             31,426                       *
     Michael W. Kane/(1)/..............................................              9,934                       *
     Howard A. Bain III................................................                 --                       *
     Theodore E. Guth/(1)(6)/..........................................          1,212,730                     6.4%
     Franklin Fund/(8)/
         777 Mariners Island Blvd.
         San Mateo, CA 94404...........................................          1,873,395                     9.9%
     All directors and executive officers as a group(8)/(1)(7)/.........         8,456,566                    44.2%

_________________
*    Less than 1%

Note: Based upon review of 13G filings, there were no other 5% or more holders of Learning Tree Common Stock as of January 2, 2002.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after January 2, 2002. These shares are deemed to be outstanding for purposes of computing the percentage of outstanding shares held by each person or group on that date, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The number of shares in this table includes the following number of shares issuable upon vested options: 3,400 shares for Mr. Wright, 27,000 shares for Ms. Adams, 119,166 shares for Mr. Furlan, 1,666 shares each for Mr. Juechter, Mr. Kane and Mr. Guth, and 154,564 shares for all directors and executive officers as a group.
(2) Dr. Collins is the Chairman of the Board of Directors and Chief Executive Officer of Learning Tree and Mr. Garen is the President and a director of Learning Tree. The address of these individuals is Learning Tree International, Inc., 6053 West Century Boulevard, Los Angeles, California 90045-0028.
(3) Dr. Collins and Ms. Adams are married. Accordingly the shares listed for Dr. Collins include 224,640 shares and options beneficially owned by Ms. Adams, and those listed for Ms. Adams shares include 1,475,150 shares beneficially owned by Dr. Collins, although each disclaims beneficial ownership of the other's shares.
(4) The shares listed for Dr. Collins and Ms. Adams both include (i) 198,320 shares owned by the Collins Family Foundation, the directors of which are Dr. Collins and Ms. Adams, but as to which they disclaim beneficial ownership; (ii) 215,000 shares owned by The Pegasus Foundation, of which Dr. Collins and Ms. Adams are a minority of the trustees and as to which they disclaim beneficial ownership; (iii) 2,168,788 shares owned by DCMA Holdings LP, of which Dr. Collins and Ms. Adams are general partners, but as to which they disclaim beneficial ownership; (iv) 252 shares owned by the Collins Trust 99-1, an irrevocable defective trust for the benefit of their child, of which Dr. Collins and Ms. Adams are the trustees but as to which they disclaim beneficial ownership; and (v) 30,960 shares owned by the Collins Family Trust, of which David C. Collins and Mary C. Adams are the trustees.
(5) The shares listed for Mr. Garen includes (i) 270,380 shares owned by the Garen Family Foundation, of which Mr. Garen is a trustee, but as to which he disclaims beneficial ownership; (ii) 215,000 shares owned by The Pegasus Foundation, of which Mr. Garen is a trustee and as to which he disclaims beneficial ownership; and (iii) 1,048,064 shares held by the Garen Children's Trust and 163,000 shares held by the Garen Dynasty Trust, as to which Mr. Garen lacks voting and disposition power and as to which he disclaims beneficial ownership. See footnote 6.
(6) Mr. Guth has sole voting and disposition power, as Trustee, of (i) 1,048,064 shares held by the Garen Children's Trust and (ii) 163,000 shares held by the Garen Dynasty Trust, but as to which he disclaims beneficial ownership. Mr. Guth also holds, in his own name and not as Trustee, options to purchase 5,000 shares of Common Stock from Learning Tree, of which 1,666 shares are vested. Mr. Guth's address is Guth|Christopher LLP, 10866 Wilshire Boulevard, Suite 1250, Los Angeles, California 90024.
(7) As described in Footnotes 3, 4, 5 and 6, certain of the shares have been listed for more than one of the named individuals. This total reflects the total number of shares owned by the director and officer group as a whole, eliminating the shares attributed to more than one individual.
(8) Based upon information contained in the Schedule 13G filed by Franklin Resources, Inc., Franklin Advisors, Inc. has sole disposition and voting powers with respect to 1,770,000 shares and Franklin Management, Inc. has sole disposition and voting powers with respect to 103,395 shares.

                      PROPOSAL 1:  ELECTION OF DIRECTORS

     Learning Tree's Board of Directors has eight members and is divided into three classes, Class I, Class II and Class III. The current terms of the Class I directors expire at the Annual Meeting to be held this year; the terms of the Class II directors will expire at the annual meeting of stockholders to be held in 2003; and the terms of the Class III directors will expire at the annual meeting of stockholders to be held in 2004. The Class I directors are to be elected at the Annual Meeting for three-year terms expiring in 2005. At each subsequent annual meeting of the stockholders, directors will be elected for a full three-year term to succeed the directors whose terms are then to expire.

Information Concerning Nominees and Other Directors

   Name                                                     Age       Position with Learning Tree
 -------------------------------------------------------  --------   ----------------------------------------
    Class I Directors - Nominees for Election to
       Terms Expiring in 2005.
    W. Mathew Juechter..................................     68       Director
    Howard A. Bain III..................................     55       Director

    Class II Directors - Present Term Expires in
       2003.
    Michael W. Kane....................................      50       Director
    Mary C. Adams......................................      46       Vice President Administration and Investor
                                                                         Relations, Assistant Secretary, and
                                                                         Director
    James E. Furlan....................................      51       Chief Operating Officer and Director

    Class III Directors - Present Term  Expires in
       2004.
    David C. Collins...................................      61       Chairman of the Board of Directors
                                                                         and Chief Executive Officer
    Eric R. Garen......................................      54       President and Director
    Gary R. Wright.....................................      44       Chief Financial Officer, Secretary,
                                                                         and Director

     Mr. Juechter has been a director of Learning Tree since June 1987. He is President and Chief Executive Officer of IRA, Inc., a management consulting company that works primarily in the areas of strategy, structure and executive development. From 1991 to 1999, he was Chief Executive Officer of ARC International Ltd., a management consulting and training company. From 1986 to 1991, Mr. Juechter was Managing Director of IRA, Inc. in St. Paul, Minnesota. Mr. Juechter served as President and Chief Executive Officer of Wilson Learning Corp., a multi-national training organization, from 1977 to 1986. From 1989 to 1997, he was President of the Board of Governors of the American Society for Training and Development (ASTD). Mr. Juechter is a graduate of Boston University and Harvard Business School.

     Mr. Bain has served as a director of Learning Tree since June 2001. He is currently Chief Financial Officer of Portal Software (NASDAQ: PRSF), a developer of customer management and billing software for communications and content service providers, since August 2001. Prior to joining Portal, Mr. Bain was the Chief Financial Officer at Vicinity Corporation (NASDAQ: VCNT) from March 2000 to October 2000. Mr. Bain served as Chief Financial Officer of Informix from January 1999 to March 2000. From 1991 to 1998, Mr. Bain was the Chief Financial Officer of Symantec Corporation. He has additional experience in various technology companies in the areas of semiconductor manufacturing equipment; semiconductor BiCMOS SRAMs; laser-based large screen projection systems; and disk drives. He has also held senior financial and accounting management positions with Fairchild Camera and Instrument Corporation and as a consultant with Arthur Andersen & Company. Mr. Bain is a CPA and holds a B.S. in Business from California Polytechnic University.

     Dr. Kane has served as a director of Learning Tree since February 1995. Since 1991, he has been President and Chief Executive Officer of M. Kane & Company, Inc., an investment banking firm focusing primarily on technology companies. From 1987 to 1988, he was an investment banker with L.F. Rothschild &

Co., Inc. and from 1988 to 1991 he was an investment banker with Oppenheimer & Co., Inc. From 1984 to 1987, Dr. Kane practiced primarily corporate and securities law with the law firm of Irell & Manella LLP and, prior to that, he was a Project Leader in the Systems Sciences Department of The Rand Corporation and an independent consultant to the satellite telecommunications industry. Dr. Kane has a Bachelor of Arts degree in Political Science from the University of Wisconsin-Madison and a Master's degree in International Relations, a Ph.D. degree in Political Science and a J.D. degree from the University of California, Los Angeles.

     Ms. Adams has served as Vice President, Administration and Investor Relations since September 1995. She began her association with Learning Tree in September 1975 and has held a variety of key positions in Learning Tree. Ms. Adams is also the President of Advanced Technology Marketing, Inc., a wholly owned subsidiary of Learning Tree. Ms. Adams became a Director of Learning Tree in December 1999.

     Mr. Furlan joined Learning Tree in February 1999 as Chief Operating Officer. Prior to joining Learning Tree, Mr. Furlan was employed by the Xerox Corporation from July 1974 to February 1999. From 1991 to 1999, Mr. Furlan was Vice President, General Manager of various Xerox business units, the most recent being Distributed Printing and Publishing Systems. Prior to these positions, he held a series of senior management positions in sales, marketing, finance and strategic planning in Xerox's printer and copier divisions. Mr. Furlan holds a Bachelor of Science degree in engineering and a Master of Business Administration from the University of Illinois. Mr. Furlan became a Director of Learning Tree in August 1999.

     Dr. Collins, a co-founder of Learning Tree, has been Chairman of the Board and Chief Executive Officer since Learning Tree's business began in 1974. Dr. Collins has a Bachelor of Science degree (with distinction) in Electrical Engineering from Stanford University, and Masters and Ph.D. degrees in Electrical Engineering from the University of Southern California.

     Mr. Garen, a co-founder of Learning Tree, has served as Executive Vice President and as President of Learning Tree since Learning Tree's business began in 1974. Mr. Garen holds a Bachelor of Science degree in Electrical Engineering from the California Institute of Technology and a Masters degree in Computer Science from the University of Southern California, earning both degrees with honors.

     Mr. Wright has been Chief Financial Officer of Learning Tree since January 1995, and from January 1990 to that time he was Corporate Controller of Learning Tree. From April 1983 to January 1990, Mr. Wright was employed by The Flying Tiger Line Inc. and its parent company, Tiger International, Inc., a publicly-held transportation company, where he held a variety of financial executive positions, including Assistant Controller and Director of Financial Reporting. Prior to April 1983, Mr. Wright worked at the public accounting firm of Arthur Andersen LLP. Mr. Wright is a certified public accountant. Mr. Wright became a Director of Learning Tree in December 1999.

     David C. Collins and Mary C. Adams are married. There are no other family relationships among any of the directors or executive officers of Learning Tree.

Board Meetings and Committees

     The Board of Directors held four meetings during fiscal 2001. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Options Committee. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board and meetings of committees of the Board on which he served during fiscal 2001.

     The Audit Committee currently comprises Mr. Bain, Dr. Kane and Mr. Juechter. The principal functions of the Audit Committee are to review the plan and results of Learning Tree's independent audit with Learning Tree's independent auditors and management, to review Learning Tree's systems of internal control, and to recommend the engagement or the discharge of Learning Tree's independent auditors. During November 2001, Learning Tree's Board of Directors adopted an amended charter for the Audit Committee, a copy of which is attached as Exhibit B. The Audit Committee met two times during fiscal 2001. Although Mr. Bain and Mr. Juechter meet the standards for director "independence" adopted by the NASD, Dr. Kane may not qualify because of services he has provided to Learning Tree as an investment banker in past fiscal years. However, the Board believes that his continued membership on the Audit Committee is required by the best interests of Learning Tree and its shareholders, based on the need for continuity and the desire to take the time required to find an appropriate replacement. The material in this paragraph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

     The Compensation Committee comprises Dr. Kane and Mr. Juechter. The principal functions of the Compensation Committee are to (a) review and make recommendations to Learning Tree's Board of Directors with respect to the direct and indirect compensation and employee benefits of the Chairman, President and other elected officers of Learning Tree, (b) review, administer and make recommendations to Learning Tree's Board of Directors with respect to any incentive plans and bonus plans that include elected officers and (c) review Learning Tree's policies relating to the compensation of senior management and other employees. In addition, the Compensation Committee reviews management's long-range planning for executive development and succession, establishes and periodically reviews policies on perquisites and performs certain other review functions relating to management compensation and employee relations policies. The Compensation Committee met one time during fiscal 2001.

     The Options Committee is comprised of Dr. Collins and Mr. Garen. The functions of the Options Committee include addressing matters relating to Learning Tree's stock option plans and making grants and recommendations to the Board of Directors as to grants of stock options. The Options Committee held three meetings during fiscal 2001.

     The Board of Directors does not have a standing Nominating Committee. However, the Board has appointed a special Nominating Committee consisting of Dr. Collins and Mr. Garen to consider the composition of the Board in connection with the NASD independence requirements, which became effective in 2001. The special Nominating Committee will consider nominees recommended by securities holders, and names may be submitted in writing to the Secretary of Learning Tree.

Compensation of Directors

     No director who is an employee of Learning Tree is compensated for service as a member of the Board of Directors or for service on any committee of the Board of Directors. Directors that are not employees of Learning Tree currently receive a monthly retainer of $2,000. Non-employee directors that serve as a chairperson of a committee also receive an annual retainer of $5,000. All non-employee directors also receive a $1,500 fee for each Board or Committee meeting attended in person and $1,000 if attended telephonically. In addition, non-employee directors are also granted 2,500 stock options annually that are vested over a 3-year period. Directors are reimbursed for travel and out-of-pocket expenses incurred on behalf of Learning Tree.

Quorum; Vote Required

     Nominees will be elected as directors by a plurality of the votes cast.
The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the nominees recommended by the Board of Directors unless the proxy otherwise directs. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

     All of the nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation for (a) Learning Tree's Chief Executive Officer and (b) its four most highly compensated executive officers as of September 30, 2001:

                           Summary Compensation Table

                                                                                             Long-Term
                                             Fiscal          Annual Compensation/(1)/       Compensation        All Other
                                                         -------------------------------
Name and Principal Position                   Year          Salary        Incentive/(2)/      Options        Compensation/(3)/
---------------------------------------    -----------   ------------   ----------------   --------------  ---------------------
David C. Collins                              2001       $413,942        $    46,266                  --       $ 7,875
 Chairman of the Board of Directors and       2000       $400,000        $   794,239                  --       $ 7,244
  Chief Executive Officer                     1999       $310,000        $   223,657                  --       $ 6,162

Eric R. Garen/(4)/                            2001       $313,584        $    37,013                  --       $ 7,875
 President and Director                       2000       $325,000        $   425,000                  --       $ 7,829
                                              1999       $310,000        $   223,657                  --       $ 7,310

Gary R. Wright                                2001       $220,500        $    10,238             133,600       $ 7,560
 Chief Financial Officer, Secretary and       2000       $210,000        $   204,796                  --       $ 8,058
  Director                                    1999       $200,000        $    60,841                  --       $ 8,567

Mary C. Adams                                 2001       $193,326        $     9,253              12,000       $ 7,791
 Vice President--Administration and           2000       $200,000        $   158,848                  --       $ 7,626
  Investor Relations, Assistant               1999       $188,000        $    57,895                  --       $ 7,743
  Secretary and Director

James E. Furlan                               2001       $268,716        $    18,936                  --       $ 7,281
 Chief Operating Officer and Director         2000       $255,800        $   325,055                  --       $10,250
                                              1999       $145,833        $    71,856             275,000       $ 3,750

____________
(1) Certain of Learning Tree's executive officers receive personal benefits in addition to salary and cash bonuses. The aggregate amount of such personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officers.
(2) The basic format for the incentive compensation has been in place for several years. The increases in fiscal 2000 were due to the significant improvement in Learning Tree's performance as compared to fiscal 1999. The declines in fiscal 2001 reflect the decline in profitability.
(3) These amounts represent contributions made by Learning Tree to a defined contribution plan.
(4) For fiscal 2000, Mr. Garen voluntarily limited the amount of incentive compensation which would have otherwise been payable under his compensation plan to $425,000.

Stock Option Plans

1995 Stock Option Plan
----------------------

     In September 1995, Learning Tree adopted the 1995 Stock Option Plan (the "1995 Plan"), which provides for the issuance of incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options to purchase an aggregate of up to 2,250,000 shares of the Common Stock of Learning Tree. The 1995 Plan permitted the grant of options to officers, employees and directors of Learning Tree. If Proposal 2 is approved, Learning Tree will not be granting additional options under the 1995 Plan in the future.

1999 Stock Option Plan
----------------------

     In March 1999, Learning Tree adopted the 1999 Stock Option Plan (the "1999 Stock Option Plan" and together with the 1995 Plan, the "Stock Option Plans"), which provides for the issuance of incentive and non-qualified stock options to purchase an aggregate of up to 1,500,000 shares of the Common Stock of Learning Tree. The 1999 Stock Option Plan permits the grant of options to officers, employees and directors of Learning Tree.

     At January 1, 2002, the 1999 Stock Option Plan has slightly more than 36,000 shares of Common Stock remaining for future grants. The Board of Directors of Learning Tree has approved an amendment to the 1999 Stock Option Plan to authorize Learning Tree to issue up to approximately 2,464,000 additional shares of Common Stock. The Proposal would not otherwise change the 1999 Stock Option Plan. See "Proposal 2: Approval of the Amendment of the 1999 Stock Option Plan."

Administration of the Stock Option Plans
----------------------------------------

     The Stock Option Plans are administered by a committee of the Board of Directors (the "Options Committee") composed of Dr. Collins and Mr. Garen, who are not eligible to participate in the Stock Option Plans. Each option is evidenced by written agreement in a form approved by the Options Committee. No options granted under either of the Stock Option Plans are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

     Under the Stock Option Plans, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of Company's capital stock on the date of grant). The exercise price of a non-qualified stock option must be not less than 75% of the fair market value of the Common Stock on the date of grant. For both incentive stock options and non-qualified stock options, the exercise price must not be less than the par value of a share of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Options Committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options; however, in no event can the Options Committee shorten such period to less than six months. Upon exercise of any option granted under either of the Stock Option Plans, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock.

Federal Income Tax Consequences
-------------------------------

     Nonqualified Stock Options. Under current Federal income tax law, the grant of a nonqualified stock option has no tax effect on Learning Tree or the option holder. If the shares received on exercise of an option are not subject to restrictions on transfer or risk of forfeiture imposed by the Options Committee, the exercise of a nonqualified stock option will result in ordinary income to the option holder equal to the excess of the fair market value of the shares at the time of exercise over the option price. The amount taxed to the option holder as ordinary income is treated as earned income. The option holder's tax basis in the shares will be equal to the aggregate exercise price paid by the option holder plus the amount of taxable income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any further gain or loss recognized by the option holder will be treated as capital gain or loss. Any capital gain will be long-term capital gain if the shares are held for more than one year after exercise and short-term capital gain if the shares are held for one year or less after exercise. Capital losses will be long-term if the holding period is more than one year and short-term otherwise. Learning Tree will normally be allowed to take a deduction for Federal income tax purposes in an amount equal to the ordinary income recognized by the option holder upon exercise of the option.

     Incentive Stock Options. The Federal income tax consequences associated with incentive stock options are generally more favorable to the optionee and less favorable to the employer than those associated with nonqualified stock options. Under current Federal income tax law, the grant of an incentive stock option does not result in income to the optionee or in a deduction for Learning Tree at the time of the grant. The exercise of an incentive stock option will not result in income for the option holder if the option holder (i) does not dispose of the shares within two years after the date of grant nor within one year after exercise and (ii) is an employee of Learning Tree or any of its Affiliates from the date of grant until three months before the exercise date. If these requirements were met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the option holder as long-term capital gain if the holding period for the stock is more than one year. Learning Tree will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the option holder disposes of the shares prior to the expiration of either of the holding periods described above, the option holder would have compensation taxable as ordinary income, and Learning Tree would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. If the price realized in any such premature sale of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain depending on the option holder's holding period for the shares.

Option Grants During Fiscal 2001
--------------------------------

     The following table, sets forth certain information concerning options granted during fiscal 2001 to the executive officers named above:

                                                                                                Potential Realizable
                                               Individual Grants                                  Value at Assumed
                      ---------------------------------------------------------------              Annual Rates of
                        Number of       % of Total                                                   Stock Price
                        Securities        Options         Exercise                                Appreciation for
                        Underlying      Granted to         Price                                  Option Term/(1)/
                         Options         Employees          Per           Expiration    ----------------------------------
Name                     Granted          In 2001         Share/(2)/         Date            5%                   10%
---------------------  ------------     ------------     -----------     ------------   -------------        -------------
David C. Collins/(3)/           --               --%     $       --              --     $         --         $        --
Eric R. Garen/(3)/              --               --              --              --               --                  --
Gary R. Wright              13,600              1.4           30.25         10/1/05          113,662             662,564
                           120,000             12.0           23.08          4/1/06          765,189           4,460,468
Mary C. Adams               12,000              1.2           30.25         10/1/05          100,290             584,615
James E. Furlan                 --               --              --              --               --                  --

______________________
(1) The potential realizable value illustrates the value that would be realized if the options were exercised immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of Learning Tree's Common Stock over the term of the options. The assumed annual rates of appreciation are specified in the rules of the Securities and Exchange Commission and do not represent Learning Tree's estimate or projection of future share prices.
(2) The exercise price was equal to the fair market value of the Common Stock on the date of the grant.
(3)  Not eligible for option grants.

Aggregated Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values
----------------------------------------------------------------------------

     The following table presents the number and value of options exercised during fiscal 2001 and of exercisable and unexercisable options held as of September 30, 2001 by the executive officers named above:

                                                          Number of Securities          Value of Unexercised In-the-
                         Shares         Value            Underlying Unexercised               Money Options at
                       acquired on    Realized        Options at September 30, 2001        September 30, 2001/(2)/
Name                    exercise         ($)         Exercisable       Unexercisable    Exercisable      Unexercisable
----                    --------         ---         -----------       -------------    -----------      -------------
David C. Collins/(1)/        --       $     --                --                 --     $        --      $         --
Eric R. Garen/(1)/           --             --                --                 --              --                --
Gary R. Wright               --             --             3,400            130,200              --                --
Mary C. Adams                --             --            27,000              9,000              --                --
James E. Furlan          35,000        330,225           119,166            120,834       1,629,595         1,652,405

___________________
(1)  Not eligible for option grants.
(2) The amount by which the closing price for the Common Stock on September 30, 2001 exceeded the exercise price of any then unexercised options, without including any options whose exercise price exceeded the closing price.

Other Employee Benefit Plans

     Learning Tree has adopted the Learning Tree International 401(k) Plan (the "401(k) Plan"), which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 401(k) of the Code, contributions by employees or by Learning Tree to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and contributions by Learning Tree are deductible by Learning Tree when made.

     All employees of Learning Tree and its U.S. subsidiary who have attained 18 years of age and have met the plan's service requirements are eligible to participate in the 401(k) Plan. Each eligible employee may contribute to the 401(k) Plan up to 15% of his or her salary, through payroll deductions, subject to statutory limitations. For fiscal 1999 through 2001, for each $1.00 invested by an employee, Learning Tree contributed $0.75 up to four and one-half percent of such employee's salary. The 401(k) Plan permits, but does not require, additional contributions to the 401(k) Plan by Learning Tree.

Employment Agreements

     Pursuant to an employment agreement dated as of October 1, 1995 (the "Collins Agreement"), David C. Collins is employed as Chairman of the Board and Chief Executive Officer of Learning Tree. Pursuant to the Collins Agreement, Dr. Collins receives an annual base salary and additional incentive compensation based upon the achievement of certain performance targets. In addition, Dr. Collins is entitled to reimbursement of reasonable travel and business entertainment expenses authorized by Learning Tree, as well as certain fringe benefits. In the event of the termination of Dr. Collins' employment with Learning Tree, Dr. Collins has agreed, for a period of one year after the termination, not to offer any service or product in competition with Learning Tree, whether directly or indirectly, in any area served by Learning Tree at the date of termination. On September 30, 1999, the Collins Agreement was renewed through September 30, 2002.

     Pursuant to an employment agreement dated as of October 1, 2001 (the "Garen Agreement"), Eric R. Garen is employed as President of Learning Tree. Pursuant to the Garen Agreement, Mr. Garen receives an annual base salary and additional incentive compensation based upon the achievement of certain performance targets. In addition, Mr. Garen is entitled to reimbursement of reasonable travel and business entertainment expenses authorized by Learning Tree, as well as certain fringe benefits. In the event of the termination of Mr. Garen's employment with Learning Tree, Mr. Garen has agreed, for a period of one year after the termination, not to offer any service or product in competition with Learning Tree, whether directly or indirectly, in any area served by Learning Tree at the date of termination. The Garen Agreement currently expires on September 30, 2002.

     Pursuant to an employment agreement dated as of January 8, 1990, as amended (the "Wright Agreement"), Gary R. Wright is employed as Chief Financial Officer of Learning Tree. Pursuant to the Wright Agreement, Mr. Wright receives an annual base salary, as well as incentive compensation. Upon termination of employment by Learning Tree, Mr. Wright would receive severance compensation equal to eight months' base salary. In addition, Mr. Wright has agreed, for a period of two years following the termination of the Wright Agreement, not to
(i) solicit any of Learning Tree's customers with whom he did business or was acquainted during the term of the Wright Agreement and (ii) disclose any information pertaining to Learning Tree's customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Wright Agreement. The Wright Agreement is terminable by either party at any time.

     Pursuant to an employment agreement dated as of February 9, 1978, as amended (the "Adams Agreement"), Mary C. Adams is employed as Vice President Administration and Investor Relations of Learning Tree. Pursuant to the Adams Agreement, Ms. Adams receives an annual base salary, as well as incentive compensation. Upon termination of employment by Learning Tree, Ms. Adams would receive severance compensation equal to eight months' base salary. In addition, Ms. Adams has agreed, for a period of two years following the termination of the Adams Agreement, not to (i) solicit any of Learning Tree's customers with whom she did business or was acquainted during the term of the Adams Agreement and
(ii) disclose any information pertaining to Learning Tree's customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Adams Agreement. The Adams Agreement is terminable by either party at any time.

     Pursuant to an employment agreement dated as of February 25, 1999 (the "Furlan Agreement"), James E. Furlan is employed as Chief Operating Officer of Learning Tree for a period of three years. Pursuant to the Furlan Agreement, Mr. Furlan receives an annual base salary, as well as incentive compensation.
If Learning Tree terminates his employment during the term of the Furlan Agreement, without Good Reason, Mr. Furlan would receive severance compensation. The severance compensation would be equal to one month's base salary plus $8,333 for each month remaining in the term of the Furlan Agreement, not to exceed twelve months nor be less than six months in the aggregate. In addition, Mr. Furlan has agreed, for a period of two years following the termination of the Furlan Agreement, not to (i) solicit any of Learning Tree's customers with whom he did business or was acquainted during the term of the Furlan Agreement and
(ii) disclose any information pertaining to Learning Tree's customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Furlan Agreement. The Furlan Agreement is subject to extension upon mutual agreement with Learning Tree and is terminable by either party at any time.

Stockholders Agreement

     Dr. Collins and Mr. Garen have entered into a Stockholders Agreement dated as of October 1, 1995 and amended as of October 23, 1995 (the "Stockholders Agreement"). The Stockholders Agreement provides that (i) the non-transferring stockholder shall have a right of first refusal with respect to any transfer that is not made to certain affiliates or pursuant to either an underwritten public offering or Rule 144 of the Securities Act of 1933 (a "Restricted Transfer"); and (ii) in addition to the foregoing restriction, no Restricted Transfer to any person or group involving more than five percent of the then outstanding Common Stock may be effected without the prior consent of the non-transferring stockholder.

                             CERTAIN TRANSACTIONS

     During fiscal 2001, Learning Tree paid $170,000 for legal services performed by Guth|Christopher LLP, a law firm in which a former director of Learning Tree is a partner.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee comprises Dr. Kane and Mr. Juechter, and for the first part of fiscal 2001 also included Dr. Collins, Learning Tree's Chairman of the Board and Chief Executive Officer.

                     REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for overseeing and, as appropriate, making recommendations to the Board regarding, the annual salaries and other compensation of the officers of Learning Tree, providing assistance and recommendations with respect to the compensation policies and practices of Learning Tree and assisting with the administration of Learning Tree's compensation plans. The Compensation Committee comprises Dr. Kane and Mr. Juechter, and for the first part of fiscal 2001 also included Dr. Collins, Learning Tree's Chairman of the Board and Chief Executive Officer. Stock option grants are made by the Options Committee, but are considered by the Compensation Committee in its compensation review.

Compensation Policy for Executive Officers
------------------------------------------

     In order to attract and retain well-qualified executives, which the Compensation Committee believes is crucial to Learning Tree's success, the Compensation Committee's general approach to compensating executives is to pay cash salaries which are commensurate with the executives' experience and expertise and, where relevant, are comparable with the salaries paid to executives in competitive businesses. Consequently, except as described below as to Dr. Collins (and except in the case of Eric Garen, Learning Tree's President, whose salary has been determined in a manner similar to that of Dr. Collins), base salaries for Learning Tree's executives have been determined as part of the total compensation package by reference to such factors as salary history, competitive factors in the market, and relative merit. Learning Tree has not employed any formal process for evaluating its base salaries, believing that the benefits would not be justified by the costs.

Fiscal 2001 Salary and Incentive Compensation of Chief Executive Officer and
----------------------------------------------------------------------------
Other Officers
--------------

     In fiscal 2001, Dr. David Collins, Learning Tree's Chief Executive Officer and Chairman of the Board of the Directors, received compensation under the terms of an Employment Agreement between Learning Tree and Dr. Collins dated as of October 1, 1995 ("Collins Agreement"). The Collins Agreement provides that Dr. Collins shall receive a base salary of at least $300,000 and also entitles Dr. Collins to participate in an incentive plan each year, whereby he may receive an "on-target" incentive payment of at least $155,000 if certain specified performance criteria are met. As contemplated by the Collins Agreement, Dr. Collins received a base salary of $420,000, and the "on-target" incentive payment was set at $262,500. The Compensation Committee evaluated the base salary and the "on-target" incentive payment and concurred, without the participation of Dr. Collins, in the formula for the incentive payment. The actual incentive compensation earned by Dr. Collins was $46,266. These amounts reflect the terms of the Collins Agreement.

     The basic format for the incentive compensation of Dr. Collins and other line executives used in fiscal 2001 has been in place for several years, with variations from year to year on the particular incentive components and their relative weights. The Regular Incentive pays a specified portion of the participant's salary based on the results for the year in three areas: (1) the "net income component" (weighted 60%), which provides a portion of the Regular Incentive based on Learning Tree achieving a specified operating income (as defined by the plan), (2) the "revenue growth component" (weighted 25%), which provides a portion of the Regular Incentive based upon Learning Tree achieving a specified growth in revenues over the prior year (as defined by the plan) and
(3) the "quality component" (weighted 15%), which provides a portion of the Regular Incentive based upon the average rating of Learning Tree's courses based upon reviews completed by course attendees (the target rating being based upon a desired improvement over the prior year's average rating). An executive can earn in excess of the targeted amount for any of these components if the applicable performance factor exceeds the budgeted or targeted level or no Regular Incentive if certain minimum standards are not met. Further, if Learning Tree does not achieve 100% of the net income target, the revenue growth component which would have otherwise been payable will be reduced by multiplying this amount by the percentage of the operating income target actually achieved.

     For officers whose responsibilities are limited to particular business units of Learning Tree, the criteria used relate directly to the financial and quality parameters attained by the units for which they are responsible. Non-line officers generally do not have any portion of their bonus determined by a "quality component", based on their limited influence over course quality. At or around the beginning of each fiscal year, the budget for each area, and the targeted range of salary to be paid, are set for each individual. In addition, adjustments may be made in the case of any individual as warranted.

     The Compensation Committee believes that this plan adequately focuses the officers of Learning Tree on its growth, profitability and quality assurance. However, the Compensation Committee has modified the basic structure of the fiscal 2001 plan for fiscal 2002. The Compensation Committee felt that determining an amount of revenue that would merit a bonus in fiscal 2002 would be difficult, given the uncertainty about the timing and extent of any economic recovery. Accordingly, the revenue growth component of the plan has been eliminated for fiscal 2002 and the weight of the net income component has been increased to 85%, while the remaining 15% will continue to be based on the "quality component."

Equity Incentives
-----------------

     The Compensation Committee also believes that equity ownership by key executives provides a valuable incentive and further aligns executives' and stockholders' interests. Learning Tree previously adopted the Stock Option Plans, pursuant to which Learning Tree was authorized to grant stock options to executives (as well as other employees and directors) to purchase an aggregate of up to 3,750,000 shares of Common Stock. At January 1, 2002, the 1999 Stock Option Plan has slightly more than 36,000 shares of Common Stock remaining for future grants, which could have been increased to the extent that options currently outstanding under the 1999 Stock Option Plan are terminated without being exercised. Learning Tree proposes to amend the 1999 Stock Option Plan to increase the currently authorized maximum number of shares covered to 2,500,000 shares of Common Stock. This number would continued to be increased to the extent that options outstanding under the 1999 Stock Option Plan are terminated without being exercised. See "Proposal 2: Approval of the Amendment of the 1999 Stock Option Plan."

     In October 2000, Mr. Wright and Ms. Adams received grants of options to purchase 13,600 shares and 12,000 shares, respectively. These grants had an exercise price of $30.25 per share. In addition, in April 2001 Mr. Wright received a grant of options to purchase an additional 120,000 shares at an exercise price of $23.08 per share. The Stock Option Plans are administered by the Stock Option Committee, which consists of Messrs. Collins and Garen.

     Messrs. Collins and Garen are not eligible to receive grants under the 1995 Option Plan or the 1999 Option Plan. The Compensation Committee believes that grants of options for additional equity would not have a measurable effect on the incentives provided to these officers in light of their significant current holdings of Common Stock. The Compensation Committee did not consider alternatives for equity-based compensation.

Deductibility of Executive Compensation
---------------------------------------

     Section 162(m) of the Internal Revenue Code, as amended, could under certain circumstances result in limits on Learning Tree's ability to deduct compensation of $1,000,000 paid to certain executive officers. Exceptions to this deductibility limit may be made for various forms of performance-based compensation. Based on the fiscal 2001 compensation levels and the terms of the incentive compensation plans, no such limits on the deductibility of compensation applied for any officer of Learning Tree. While Learning Tree has not adopted a policy specifically prohibiting compensation at a level that would limit deductions, the Compensation Committee does not currently anticipate any restrictions on the future deductibility of compensation for Learning Tree's officers. However, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code.


January 18, 2002                                COMPENSATION COMMITTEE

                                                Michael W. Kane, Chairman
                                                W. Mathew Juechter

                         REPORT OF THE AUDIT COMMITTEE

The material in this report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

     The Audit Committee oversees Learning Tree's financial reporting process on behalf of the Board of Directors. The Audit Committee's activities are governed by a written charter adopted by the Board of Directors, which was amended in fiscal 2001 to respond to certain changes in applicable regulations and other matters. A copy of the current charter is attached to this Proxy Statement as Exhibit B.

     Management has the primary responsibility for Learning Tree's financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

     In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Learning Tree's financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, "Communication With Audit Committees".

     The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent auditors the auditors' independence from Learning Tree and its management and considered the compatibility of non-audit services with the auditors' independence.

     Prior to the commencement of the audit, the Audit Committee discussed with Learning Tree's financial management and independent auditors the overall scope and plans for the audit. The Audit Committee subsequently met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of Learning Tree's internal controls and the overall quality of the Learning Tree's financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

     Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Learning Tree's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 filed with the Securities and Exchange Commission.


January 18, 2002                                 AUDIT COMMITTEE

                                                 Howard A. Bain III, Chairman
                                                 Michael W. Kane
                                                 W. Mathew Juechter

                           COMPANY STOCK PERFORMANCE

The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

     The following graph compares the cumulative total stockholder return on the Common Stock of Learning Tree from September 30, 1996 to September 30, 2001 with the cumulative total return on the NASDAQ Stock Market Composite Index and an appropriate "peer group" index (assuming the investment of $100 in Learning Tree's Common Stock and in each of the indexes on September 30, 1996).

                      [LEARNING TREE INTERNATIONAL, INC.]
                            STOCK PERFORMANCE GRAPH

                             [GRAPH APPEARS HERE]

                Nasdaq Stock                Learning Tree
                  Exchange                  International,
                 Composite     Peer Group    Inc. Common
                   Index         Index          Stock
                   -----         -----          -----
09/30/96            100           100            100
12/31/96            105           116            120
03/31/97            100            95            114
06/30/97            118           126            180
09/30/97            137           147            116
12/31/97            128           158            117
03/31/98            150           172             90
06/30/98            154           188             82
09/30/98            138           144             52
12/31/98            179           175             37
03/31/99            201           160             41
06/30/99            219           138             44
09/30/99            224           122             67
12/31/99            332           121            114
03/31/00            373           173            144
06/30/00            323           170            248
09/30/00            299           221            193
12/31/00            201           236            201
03/31/01            150           171             84
06/30/01            176           227             93
09/30/01            122           202             82

                                                    For the fiscal years ended September 30,
                                                    ----------------------------------------
                                                  1996    1997    1998    1999    2000    2001
                                                  ----    ----    ----    ----    ----    ----
Learning Tree International, Inc. Common Stock     100     116      52     114     193     82
Peer Group Index/(1)/                              100     147     144     121     221    202
NASDAQ Stock Exchange Composite Index              100     137     138     332     299    122

(1) Peer Group index includes: Apollo Group, Inc.; SmartForce PLC; DeVry, Inc.; ITT Educational Services, Inc; New Horizons Worldwide, Inc. The Peer Group Index has been restated to exclude Computer Learning Centers, Inc. since it is no longer a publicly traded company and to include New Horizons Worldwide, Inc. in the Peer Group Index. The returns of each issuer within the Peer Group Index have been weighted according to such issuer's respective stock market capitalization at the beginning of the period presented.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Learning Tree's directors and executive officers, as well as persons who own more than ten percent of Learning Tree's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of Learning Tree's Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by the SEC regulations to furnish Learning Tree with copies of all
Section 16(a) forms they file.

     Based solely on a review of copies of reports filed with the SEC and submitted to Learning Tree and on written representations by certain directors and executive officers of Learning Tree, Learning Tree believes that all of Learning Tree's directors and executive officers filed all required reports on a timely basis during fiscal 2001, except Mr. Garen did not include any reference to his status as a trustee of The Pegasus Foundation and the shares that it owns (as to which he disclaims beneficial ownership) due to an oversight.

      PROPOSAL 2:  APPROVAL OF THE AMENDMENT OF THE 1999 STOCK OPTION PLAN

     Learning Tree believes that officers and other key employees should have a significant stake in Learning Tree's stock price performance under programs that link compensation to shareholder return. As a result, stock option grants are an integral part of Learning Tree's compensation program. As discussed above, Learning Tree currently relies on the 1999 Stock Option Plan, as well as options previously granted under the 1995 Plan (Learning Tree will no longer be granting options under the 1995 Plan if approval of Proposal 2 passes). Although the 1999 Stock Option Plan originally covered a total of 1,500,000 shares, there are currently slightly more than 36,000 shares remaining available for further grant under it. (This number would be increased to the extent that any of the currently outstanding options expire without having been exercised.) The Board of Directors has determined that it is prudent to amend the 1999 Stock Option Plan to increase the aggregate number of shares available on January 1, 2002 to 2,500,000 (which would, as in the past, be increased to the extent that options currently outstanding or granted in the future expire without having been exercised.)

     The only change being made to the 1999 Stock Option Plan by the amendment is to replace the first sentence of Section 2 (which previously read "Subject to the provisions of Section 10, options covering no more than one million five hundred thousand (1,500,000) Shares of Common Stock may be granted under the Plan") with the following:

     "Subject to the provisions of Section 10, options covering no more than two million five hundred thousand (2,500,000) Shares of Common Stock may be granted under the Plan effective after January 1, 2002. This limitation does not apply to options granted under the Plan effective prior to that date, and the two million five hundred thousand share limitation will be increased to the extent that any of those previously granted options terminates or is surrendered pursuant to an Option Exchange Program without having been exercised."

     The full text of the Amended and Restated 1999 Plan is attached as Exhibit A to this Proxy Statement. For a summary of certain of its terms, please see "Executive Compensation--Stock Option Plans."

Vote Required

     Under Delaware law and Learning Tree's Bylaws, the amendment of the 1999 Stock Option Plan must be approved by the shareholders holding (i) a majority of shares present, or represented, and voting at the Annual Meeting, and (ii) a majority of the required quorum. For this purpose, abstentions and broker non-votes will have no effect on the outcome of the vote unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the effect of a vote against the proposal. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. Learning Tree believes that shareholder approval in accordance with its Bylaws will also satisfy the shareholder approval requirement of the Section 162(m) Regulations.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE 1999 STOCK OPTION PLAN.


                             INDEPENDENT AUDITORS

     For fiscal 2001, Learning Tree's independent auditors were Arthur Andersen LLP. Fees for services rendered by Arthur Andersen LLP in fiscal 2001 were as follows:

          Audit Fees                                                      $220,139
          Financial Information Systems Design and Implementation Fees     915,017
          All Other Fees, including taxes                                   96,478

     The Board of Directors of Learning Tree has not yet considered the selection of an auditor for fiscal 2002. It is anticipated that the Board will consider the selection and make a decision by September 15, 2002.

     A representative of Arthur Andersen LLP will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

                STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

     Pursuant to the Rule 14a-8 of the Securities and Exchange Commission proposals by eligible stockholders, which are intended to be presented at Learning Tree's Annual Meeting of Stockholders in 2003, must be received by Learning Tree by September 27, 2002 in order to be considered for inclusion in Learning Tree's proxy materials.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders are authorized to vote on that matter or matters in accordance with their best judgments.

                         ANNUAL REPORT TO SHAREHOLDERS

     Learning Tree's Annual Report for the fiscal year ended September 30, 2001 is being mailed to Shareholders along with this Proxy Statement. Learning Tree's Annual Report is not to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

                               By Order of the Board of Directors,

                               /s/ DAVID C. COLLINS

                               David C. Collins, Ph.D.
January 24, 2002               Chairman of the Board and Chief Executive Officer

                                                                       EXHIBIT A

                             AMENDED AND RESTATED
                       LEARNING TREE INTERNATIONAL, INC.
                            1999 STOCK OPTION PLAN

     This 1999 Stock Option Plan is hereby adopted by the Company (capitalized terms not otherwise defined are defined in the final section of this Plan).

1. Purposes of the Plan.  The purposes of this Plan are:
   --------------------

     . to attract and retain the best available personnel, . to provide additional incentive to Employees, Directors and Consultants,
        and
     .  to promote the success of the Company's business.

2. Stock Subject to the Plan.  Subject to the provisions of Section 10, options
   -------------------------
covering no more than two million five hundred thousand (2,500,000) Shares of Common Stock may be granted under the Plan effective after January 1, 2002.
This limitation does not apply to options granted under the Plan effective prior to that date, and the two million five hundred thousand share limitation will be increased to the extent that any of those previously granted options terminates or is surrendered pursuant to an Option Exchange Program without having been exercised. The Shares may be authorized, but unissued, or reacquired Common Stock. Any unpurchased Shares subject to an Option which terminates or is surrendered pursuant to an Option Exchange Program shall become available for future Option grants unless the Plan has terminated. However, any Shares which the Company re-acquires after issuance pursuant to the exercise of an Option will not be available for future grant under the Plan.

3. Type of Options; Eligibility.  Options granted under the Plan may be either
   ----------------------------
Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Nonstatutory Options may be granted to Directors, Employees and Consultants; Incentive Stock Options may be granted only to Employees unless otherwise permitted under the Code. At the time of grant, the Administrator shall designate whether the Option is an Incentive Stock Option or a Nonstatutory Stock Option. In the absence of a written designation, an Option shall be a Nonstatutory Stock Option. In addition, despite any such designation, any Options which cause the aggregate Fair Market Value of Shares under incentive stock options granted by the Company, or any Parent or Subsidiary to a single Optionee (under all plans of the Company and of any Parent or Subsidiary) to exceed $100,000 will be deemed Nonstatutory Stock Options. For purposes of this Section 3, the Fair Market Value of the Shares shall be determined as of the time of grant. Optionees may be granted more than one Option.

4. Option Exercise Price and Consideration.  When any Option is granted, the
   ---------------------------------------
Administrator shall determine:

     4.1.  Number of Shares.  The number of Shares subject to the Option, except
           ----------------
that no Officer shall be granted Options to purchase more than 250,000 Shares in any fiscal year of the Company unless permitted by the requirements for "performance-based compensation" within the meaning of Section 162(m).

     4.2.  Exercise Price.  The per share exercise price for the Optioned
           --------------
Shares, which may be more or less than the Fair Market Value, except no Incentive Stock Option may be granted with an exercise price per share less than 100% (110% in the case of an Option granted to a Significant Owner) of Fair Market Value, and no Nonstatutory Stock Option may be granted with an exercise price per share less than 75% of Fair Market Value.

     4.3.  Waiting Period and Exercise Dates.  The period within which the
           ---------------------------------
Option may be exercised and any conditions which must be satisfied before the Option may be exercised. No Option may have an exercise period which extends more than ten years (five years in the case of any Incentive Stock Option granted to a Significant Owner) from the date of grant.

     4.4.  Other Terms and Conditions.  Other terms and conditions including,
           --------------------------
but are not limited to, performance criteria, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares. The Shares received on exercise of any Option may be made subject to a shareholder's agreement or other restriction or option.


5. Exercise of Option.
   ------------------

     5.1.  Procedure for Exercise.  An Option shall be deemed exercised when the
           ----------------------
Company receives all of the following (which may be waived by the Administrator as permitted by Applicable Laws): (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and
(iii) payment of any required withholding taxes.

     5.2.  No Fractional Shares.  An Option may not be exercised for a fraction
           --------------------
of a Share.

     5.3.  Form of Consideration.  The Administrator shall determine the
           ---------------------
acceptable form of consideration and method of payment for exercise of an Option. (In the case of an Incentive Stock Option, the Administrator must determine the acceptable form of consideration at the time of grant.) To the extent permitted by the Administrator, consideration may consist of:

     .  cash;
     .  a promissory note made by the Optionee in favor of the Company;
     . other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
     . any combination of the foregoing methods of payment; or . such other consideration to the extent permitted by Applicable Laws.

     5.4.  Effect on Option.  Exercise of an Option in any manner shall decrease
           ----------------
the number of Shares thereafter available by the number of Shares as to which the Option is exercised, both for purposes of the Plan and for sale under the Option.

6. Issuance of Shares.
   ------------------

     6.1.  Name for Registration.  Shares issued upon exercise of an Option
           ---------------------
shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.

     6.2.  Legal Compliance.  The Company is not obligated to issue any Shares
           ----------------
pursuant to the exercise of an Option unless counsel for the Company is satisfied that the exercise of such Option and the issuance and delivery of such Shares complies with all relevant provisions of Applicable Law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The inability of the Company to obtain authority from any regulatory body deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares.

     6.3.  Investment Representations.  As a condition to the exercise of an
           --------------------------
Option, the Company may require that the person exercising such Option represent and warrant that the Shares are being purchased only for investment and without any present intention to sell, transfer or distribute such Shares.

     6.4.  Rights as Stockholder.  Until the stock certificate evidencing Shares
           ---------------------
is actually issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), the Optionee will have no right to vote or receive dividends or any other rights as a shareholder with respect to the Optioned Stock, despite any exercise of the Option. Subject to this Section 6, the Company shall issue (or cause to be issued) such stock certificate promptly after an Option is exercised. Except as provided in Section 10, no adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is actually issued.

7. Withholding Taxes.  Upon (i) the disposition by an Optionee of Shares
   -----------------
acquired pursuant to the exercise of an Incentive Stock Option within two years of the granting of such Incentive Stock Option or within one year after exercise of such Incentive Stock Option, or (ii) the exercise of a Nonstatutory Stock Option, the Company shall have the right to require the Optionee to pay the Company the amount of any taxes (whether of the United States, any foreign jurisdictions or any subdivision thereof) which the Company may be required to withhold with respect to such Shares.

8. Non-Transferability of Options.
   ------------------------------

     8.1.  No Transfer.  No Option may be sold, pledged, assigned, hypothecated,
           -----------
transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or may be exercised, during the lifetime of the Optionee, by anyone except the Optionee, except that the Administrator may, if it wishes to do so, allow the spouse of the Optionee to hold and/or exercise the Option pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA.

     8.2.  Designation of Beneficiary.  An Optionee may file a written
           --------------------------
designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee's death. If an Optionee is married and the designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective. The Optionee may change such designation of beneficiary at any time by written notice, subject to the above spousal consent conditions.

     8.3.  Effect of No Designation.  If an Optionee dies and there is no living
           ------------------------
beneficiary validly designated under the Plan, the Option may be exercised on behalf of the Optionee to the extent permitted hereunder (i) by the executor or administrator of the estate of the Optionee, or (ii) if the Company does not know that an executor or administrator has been appointed, by the spouse or to any one or more dependents or relatives of the participant as determined by the Company, or (iii) if no spouse, dependent or relative is known to the Company, then by such other person as the Company may designate.

9. Accelerated Termination of Option Term.
   --------------------------------------

     9.1.  Termination For Cause.  Notwithstanding anything to the contrary
           ---------------------
contained in the Plan, no Optionee may exercise any Option (whether otherwise vested or not) at any time following a Termination Event with respect to such Optionee.

     9.2.  Termination Without Cause.  If an Optionee's Continuous Relationship
           -------------------------
terminates (other than as a result of a Termination Event), his or her Option may be exercised only to the extent that the Optionee was entitled to exercise it on the date of termination, and only within such period of time as is determined by the Administrator, and in no event later than the expiration of the term of such Option as set forth in the Option Agreement. In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed ninety (90) days from the date of termination, except where the termination occurs as a result of death or disability, where the maximum period shall be twelve months) at the time that the Option is granted.

10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset
    ------------------------------------------------------------------------
    Sale.
    -----

     10.1. Changes in Capitalization.  Subject to any required action by the
           -------------------------
shareholders of the Company, if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares of securities of the Company through reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options which have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

     10.2. Dissolution or Liquidation.  Any Option to the extent not previously
           --------------------------
exercised will terminate immediately prior to the consummation of any dissolution or liquidation of the Company. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     10.3. Merger or Asset Sale. In the event of a merger of the Company with or
           --------------------
into another corporation, or the sale of substantially all of the assets of the Company, the Administrator, may, in its discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an Option is subject;
(iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (iv) cancel any Option upon payment to the Optionee of cash equal to the excess of the Fair Market Value of the number of Shares as to which the Option is then exercisable (at the effective time of the merger, reorganization, sale of other event including to the extent the exercise has been accelerated as contemplated in clause (ii) above) over the aggregate exercise price with respect to such Shares. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement.

11. Shareholder Approval.  This Plan is subject to approval by the shareholders
    --------------------
of the Company in compliance with Applicable Law within twelve (12) months after the date the Plan is adopted by the Board. Options may be granted but not exercised prior to shareholder approval of the Plan. If stockholder approval is not obtained within the applicable period, any Options granted shall terminate retroactively as of the date they were granted.

12. Administration of the Plan.
    --------------------------

     12.1. Procedure.
           ---------

           12.1.1. Administrator. The Plan shall be administered by (A) the
                   -------------
Board or (B) a committee designated by the Board which is constituted to satisfy Applicable Laws. To the extent it is involved in such matters, any Committee must comply with any applicable requirements (i) of Rule 16b-3 for exempt acquisitions with respect to Option grants to Officers or Directors and (ii) for the Options to qualify as "performance-based compensation" under Section 162(m) with respect to Option grants "covered employees" within the meaning of Section 162(m). If permitted by the applicable rules, the Administrator may be different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

            12.1.2 Regulation of Committee. Once appointed, any Committee shall
                   -----------------------
serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws, and to the extent relevant, the rules for qualification as "performance-based compensation" under Section 162(m) and/or exempt acquisitions under Rule 16b-3.

     12.2. Powers of the Administrator. Subject to the provisions of the Plan
           ---------------------------
and, in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority in its discretion to take any action provided in this Plan, including without limitation:

     . to determine the Optionee, exercise price, number of shares of Common
       Stock to be covered by, and terms and conditions of each Option granted hereunder;
     . to approve forms of Option Agreement;
     . to modify or amend any Option (subject to Section 13), including reducing the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;
     . to authorize any person to execute any instrument required to effect the grant of an Option on behalf of the Company;
     . to institute an Option Exchange Program;
     . to construe and interpret the terms of the Plan;
     . to prescribe, amend and rescind rules and regulations relating to the
       Plan; and
     . to make all other determinations deemed necessary or advisable for administering the Plan.

     12.3. Effect of Administrator's Decision.  The Administrator's decisions,
           ----------------------------------
determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

13.  Amendment and Termination of the Plan.
     -------------------------------------

     13.1. Amendment and Termination.  This Plan shall become effective upon its
           -------------------------
adoption by the Board and continue in effect for a term of ten (10) years, except that the Board may at any time amend, alter or suspend or terminate the Plan.

     13.2. Shareholder Approval.  The Company shall be required to obtain
           --------------------
shareholder approval of any Plan amendment only to the extent necessary and desirable to comply with Rule 16b-3, with Section 422 or 162(m) of the Code or with any Applicable Laws, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by Applicable Law. If the Company purports to grant Options covering more than the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void (and the Optionee will have no right against the Company) with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with this Section 13.2.

     13.3. Effect of Amendment or Termination. No amendment, alteration,
           ----------------------------------
suspension or termination of the Plan shall impair the rights of an Optionee, unless mutually agreed otherwise between the Optionee and the Administrator. Any such agreement must be in writing and signed by the Optionee and the Company.

14. Rights of Participants and Beneficiaries.  The Company shall pay all amounts
    ----------------------------------------
payable hereunder only to the Optionee or beneficiaries entitled thereto pursuant to the Plan. The Company shall not be liable for the debts, contracts or engagements of any Optionee or his or her beneficiaries, and rights to Shares or cash payments under the Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding, while in the hands of the Company.

15. Reservation of Shares.  During the term of this Plan, the Company will
    ---------------------
reserve a sufficient number of Shares to satisfy the requirements of the Plan.

16. No Right to Continued Employment.  Neither the Plan nor any Option shall
    --------------------------------
confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

17. Governing Law.  The Plan shall be governed by, and construed in accordance
    -------------
with the laws of the State of Delaware (without giving effect to conflicts of law principles).

18. Definitions.  As used herein, the following definitions shall apply:
    -----------

"Administrator" means the Board or any Committee administering the Plan in accordance with Section 12.

"Applicable Laws" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986 and related regulations, as amended.

"Committee" means any Committee appointed by the Board in accordance with
     Section 12.

"Common Stock" means the Common Stock, $.0001 par value, of the Company.

"Company" means Learning Tree International, Inc.

"Consultant" means any person, including an advisor, engaged by the Company, a Parent or Subsidiary to render services and who is compensated for such services.

"Continuous Relationship" means that the employment or consulting relationship or directorship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Relationship shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company polices) or statute; or
     (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor. In the case of a consultant, the manner of determining the duration of the "Continuous Relationship" may be set out in the Option Agreement, which will then control.

"Director" means a member of the Board.

"Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

"Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street journal or such other source as the Administrator deems reliable;

In the absence of any established market for the Common Stock, the Fair Market
     Value shall be determined in good faith by the Administrator.

"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

"Nonstatutory Stock Option" means an Option not intended to qualify as an
                                            ---
     Incentive Stock Option.

"Officer" means a person who is an officer of the Company within the meaning of
     Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

"Option" means a stock option granted pursuant to the Plan.

"Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Every Option Agreement is subject to the terms and conditions of the Plan.

"Option Exchange Program" means a plan under which outstanding options are surrendered in exchange for options with a lower exercise price.

"Optioned Stock" means the Common Stock subject to an Option.

"Optionee" means an Employee, Director or Consultant who holds an outstanding
     Option.

"Parent" means a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

"Plan" means this 1999 Stock Option Plan.

"Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-
     3, as in effect when discretion is being exercised with respect to the Plan.

"Section 162(m)" means Section 162(m) of the Code.

"Share" means a share of the Common Stock, as adjusted in accordance with
     Section 10 of the Plan.

"Significant Owner" means an Employee who, at the time an Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

"Subsidiary" means a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

"Termination Event" means the determination of the Company that either of the following has occurred: (i) any use or disclosure by an Optionee of confidential information or trade secrets of the Company or any Parent or Subsidiary in violation of any confidentiality, non-competition or nondisclosure agreement by which the Optionee is bound, or (ii) the termination of Optionee's Continuous Relationship for cause as defined pursuant to applicable law, as a result of a breach of Optionee's employment or consulting agreement, theft, fraud or embezzlement, or any disclosure or use of confidential information or trade secrets described in part (i) of this paragraph.

                                                                       EXHIBIT B

                        Learning Tree International, Inc.
                             Audit Committee Charter

                                November 6, 2001


Statement of Policy
-------------------

The Audit Committee of the Board of Directors shall assist the directors in fulfilling their financial oversight responsibilities. Its primary function shall be to review the financial reporting process, the system of internal controls, the audit process and the Company's process for monitoring compliance with laws and regulations.

To assure the appropriate division of labor in corporate governance, the Audit Committee must draw a line between its oversight role and management's role in managing the affairs of the Company. The Audit Committee is intended to oversee, but not replace, management's own efforts. Accordingly, the Audit Committee will initiate reviews of the Company's financial reporting processes and systems, but it is the responsibility of management and the outside auditors to bring to the attention of the Audit Committee any failures, irregularities, or other problems within those processes and systems that may arise from time to time.

In performing its duties, the Audit Committee will seek to maintain free and open communication between the directors, the independent auditors, the internal auditors and the financial management of the Company. The Audit Committee is intended to provide an independent and, if necessary, confidential forum in which interested parties can freely discuss information and concerns.

Organization and Meetings
-------------------------

The Audit Committee shall be comprised of at least three directors. If at any time there are fewer than three directors, such lesser number will constitute the Audit Committee until the Board of Directors appoints a successor or successors. The members of the Audit Committee shall designate a Chair by majority vote of the full Committee membership.

Except as specifically determined by the Board for good reason, each director shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit committee. The term "independent" shall have the meaning contained in Rule 4200(a)(13) of the NASD Manual and Notices to Members. For purposes of convenience only, a copy of the rule as it exists on the date hereof is attached to this document.

All Audit Committee members will have the ability to read and understand financial statements and at least one member will have or have had prior experience in accounting or related financial management.

The Audit Committee will meet at least two times a year, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately.

Responsibilities
----------------

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to help ensure that the corporate accounting and reporting practices of the Company meet or exceed all applicable legal and business standards.

In carrying out these responsibilities, the Audit Committee will:

 .    Obtain the approval of the full Board of Directors of this Charter, and review this charter at least annually or as conditions dictate.

 .    Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

 .    On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services, as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

 .    Consider whether the provision of non-audit services, if any, by the independent auditors is compatible with maintaining the independent auditors' independence. In making a business judgment about particular non-audit services, the Audit Committee will consider the guidelines contained in Appendix A to this document.

 .    Require pre-approval by the full Audit Committee for non-audit services, the fees for which are estimated by the independent auditors to equal or exceed $50,000. Management will notify at least the chairperson of the Audit Committee of any proposed non-audit services which are estimated by the independent auditors to cost less than $50,000. The chairperson will then make a business judgment, using the guidelines contained in Appendix A, as to whether the independent auditors' provision of the non-audit service would be compatible with maintaining their independence. The chairperson may, in his or her discretion, also bring the question to the full Audit Committee for determination.

 .    Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, and that the Board of Directors and the Audit Committee have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

 .    Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors' compensation. At the conclusion of the audit process, review findings with the independent auditors.

 .    Review the performance of the Company's financial and accounting personnel with the independent auditors, as well as the adequacy and effectiveness of the accounting and financial controls of the Company. Elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

 .    Review communications received by the Company from regulators and other legal and regulatory matters that may have a material effect on the financial statements or on the Company's compliance policies, as provided by management of the Company.

 .    Inquire of management and the independent auditors about significant areas of risk or exposure and assess the steps management of the Company has taken to minimize such risks.

 .    Review with financial management and the independent auditors (i) the financial statements contained in the annual report to shareholders to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders; (ii) significant financial reporting issues and practices, including changes in or adoptions of accounting principles and disclosure practices, review significant period-end adjustments and any other matters required to be communicated to the Audit Committee by the auditors; and
     (iii) the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

 .    Management of the Company and the independent auditors will review with the
     Audit Committee Chair the interim financial reports before they are filed with the Securities and Exchange Commission or other regulators.

 .    Provide an opportunity, at least annually, for the independent auditors and management of the Company to meet separately with the Audit Committee without members of the other group present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial accounting and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

 .    Review accounting and financial human resources and succession planning within the Company.

 .    Report the results of the annual audit to the Board of Directors and, if requested by the Board, invite the independent auditors to attend the full Board of Directors' meeting to assist in reporting the results of the annual audit or to answer the directors' questions.

 .    Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

 .    Investigate any matter brought to its attention within the scope of its duties with the power to retain outside counsel, accountants, or others for this purpose to assist it in its investigation.

 .    Confirm in writing to the NASD annually or with respect to any changes on the Audit Committee regarding independence, financial capabilities and the annual review and reassessment of the Audit Committee Charter.

 .    Affirm in the Company's Proxy Statement that the Committee has fulfilled its responsibilities during the year in compliance with the Charter. The Audit Committee Charter will be included in the Proxy Statement every three years or when significant amendments are made to it.

 .    Consider such other matters in relation to the financial affairs of the
     Company and its accounts, and in relation to the external audit of the Company, as the Audit Committee may, in its discretion, determine to be advisable.

Approved by the Board of Directors and the Audit Committee as of November 6, 2001.



_______________________________               __________________________________
Chairman, Audit Committee                     Chairman of the Board of Directors

                                   APPENDIX A
                           To Audit Committee Charter


Some factors which may be considered by the Audit Committee include:

     1. Whether the service facilitates the performance of the audit, improves the Company's financial reporting process, or is otherwise in the interest of the Company and its shareholders.

     2. Whether the service is being performed principally for the Audit Committee.

     3. The effects of the service, if any, on audit effectiveness or on the quality and timeliness of the Company's financial reporting process.

     4. Whether the service would be performed by specialists who ordinarily also provide recurring audit support.

     5. Whether the service would be performed by audit personnel and, if so, whether it will enhance their knowledge of the Company's business and operations.

     6. Whether the role of those performing the service would be inconsistent with the auditor's role.

     7. Whether the audit firm's personnel would be assuming a management role or creating a mutuality of interest with management.

     8. Whether the auditors, in effect, would be auditing their own numbers.

     9. Whether the project must be started and completed very quickly.

     10. The size of the fee(s) for the non-audit service(s).

PROXY

                       LEARNING TREE INTERNATIONAL, INC.
       Proxy for Annual Meeting of Stockholders to be held March 4, 2002

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Learning Tree International, Inc. ("Learning Tree") dated January 25, 2002, and the accompanying Proxy Statement relating to the above-referenced Annual meeting, and hereby appoints David C. Collins or Eric R. Garen, with full power of substitution in each, as attorneys and proxies of the undersigned.

     Said proxies are hereby given authority to vote all shares of Common Stock, $.0001 par value, of Learning Tree which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Learning Tree, to be held at 10:00 a.m., local time, on Monday, March 4, 2002, at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, and at any and all adjournments or postponements thereof (the "Annual Meeting") on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

     The Board of Directors of Learning Tree solicits this proxy, and when properly executed, the shares represented hereby will be voted in accordance with the instructions in this proxy. If no direction is made, this proxy will be voted FOR the election of all nominees named as Directors of Learning Tree on the reverse side hereof.

 PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LEARNING TREE INTERNATIONAL, INC.

(1)Vote on Directors

Election of Two (2) Class I Directors:       For    Withhold    For All   To Withhold Authority to vote for any
                                             All      All       Except:   nominee, mark "For All Except" and write
                                                                          the nominee's number on the line below:

                                                                           _________________________________________

NOMINEES:  01)   W. Mathew Juechter
           02)   Howard A. Bain III

(2) Amendment of the 1999 Stock Option Plan: For    Against


Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign.
A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

In their discretion, the proxies are authorized to vote "FOR" the election of such substitute nominee(s) for directors as the Board of Directors of the Company shall select, and upon other such matters as may come before the Annual Meeting.


____________________________________    ________________________________________
Signature (PLEASE SIGN)      Date        Signature (Joint Owners)      Date

                                       2